SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 3, 2001


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-12957                  22-2372868
(State or other jurisdiction of         (Commission               (IRS Employer
        incorporation)                  File Number)             Identification)


                20 Kingsbridge Road, Piscataway, New Jersey 08854
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (732) 980-4500





                                           NA
              (Former name or former address, if changed since last report

Item 5.  Other Events

     On October 3, 2001, Enzon, Inc. ("Enzon") reported that Schering-Plough Corporation ("Schering-Plough") has announced the U.S. launch of combination therapy using PEG-INTRON(TM) (peginterferon alfa-2b) Powder for Injection and REBETOL(R) (ribavirin, USP) Capsules for treating chronic hepatitis C. Schering-Plough said that REBETOL Capsules, approved in July 2001 as a separately marketed product, currently are being shipped to trade customers and are expected to be available at pharmacies nationwide in two to three weeks. REBETOL is packaged in bottles containing either 42, 56, 70 or 84 capsules each. PEG-INTRON, approved in January 2001, is available nationwide.

     PEG-INTRON is a longer-acting form of INTRON(R) A (interferon alfa-2b, recombinant) Injection that uses proprietary PEG technology developed by Enzon. Under Enzon's licensing agreement with Schering-Plough, Enzon is entitled to royalties on worldwide sales of PEG-INTRON. Schering-Plough holds an exclusive worldwide license to PEG-INTRON.

     PEG-INTRON, which is approved for dosing according to patient body weight, is the first and only pegylated interferon product approved for marketing in the United States. PEG-INTRON, recombinant interferon alfa-2b linked to a 12,000 dalton polyethylene glycol (PEG) molecule, is a once-weekly therapy designed to optimize the balance between antiviral activity and elimination half-life.

     REBETOL had been available in the United States only as a component of REBETRON(TM) Combination Therapy, which contains REBETOL Capsules and INTRON A Injection in a single package.

     REBETOL Capsules are indicated for use only in combination with PEG-INTRON for the treatment of chronic hepatitis C in patients with compensated liver disease who have not been previously treated with interferon alpha and are at least 18 years of age, or with INTRON(R) A (interferon alfa-2b, recombinant) Injection for the treatment of chronic hepatitis C in patients with compensated liver disease previously untreated with alpha interferon or who have relapsed followiasng alpha interferon therapy. The safety and efficacy of REBETOL Capsules with interferons other than PEG-INTRON or INTRON A products have not been established.

     Some 4 million Americans are infected with the hepatitis C virus ("HCV") and approximately 70 percent of infected patients go on to develop chronic liver disease, according to the Centers for Disease Control and Prevention (the "CDC"). Hepatitis C infection contributes to the deaths of an estimated 8,000 to 10,000 Americans each year and this toll is expected to triple by the year 2010, according to the CDC. The CDC has reported that HCV-associated end-stage liver disease is the most frequent indication for liver transplantation among adults. It is predicted that direct U.S. medical costs to treat HCV-related disease will exceed $13 billion for the years 2010 through 2019, according to a study published in the American Journal of Public Health.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-K and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for indications and expanded indications, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 4, 2001

                                                        ENZON, INC.
                                        ----------------------------------------
                                                       (Registrant)






                                    By: /s/ KENNETH J. ZUERBLIS
                                        ----------------------------------------
                                        Kenneth J. Zuerblis
                                        Vice President, Finance, Chief Financial
                                          Officer and Corporate Secretary